Exhibit 10.53

SERVICE AGREEMENT

    This Service Agreement (“Agreement”) is made effective as of the 1st day of January, 2022 by and between MOTOROLA SOLUTIONS, INC. (“Motorola”) and Kelly Mark (“Mark”), with reference to the following facts:

    WHEREAS, Motorola desires to retain the services of Mark to provide certain consulting services to Motorola.

    WHEREAS, Mark has expertise in providing such services;

    WHEREAS, Motorola desires that Mark provide such services and Mark desires to provide such services for Motorola.

    NOW, THEREFORE, in reliance upon the foregoing facts and in consideration of the mutual agreements set forth, the parties agree as follows:

1.SERVICES. Motorola hereby retains Mark and Mark agrees to provide consulting services to finalize certain matters in relation to his prior role and responsibilities.

2.STATUS AS AN INDEPENDENT CONTRACTOR. Mark recognizes that he is being engaged as an independent contractor and not as an agent or employee of Motorola. Mark acknowledges that as an independent contractor he is undertaking certain risks of loss not associated with an employment relationship. Under no circumstances is Mark considered to be the agent of Motorola. Except as authorized under the terms of this Agreement, Mark has no authority to act in Motorola’s name or on his own behalf to enter into any contract or agreement on behalf of Motorola or to bind or obligate Motorola in any manner whatsoever. Mark shall be solely liable and responsible for paying all taxes imposed, levied or assessed by any governmental agency on the fees he receives pursuant to this Agreement.

3.TERM, TERMINATION AND RENEWAL. This Agreement shall commence on the effective date first written above and will continue for an initial period of 12 months, with an option to renew as provided herein (the “Term”). The Agreement may be terminated by any party at any time by giving thirty (30) days written notice. In the case of a termination, Mark will only be entitled to fees for services rendered up to the date of termination. The Agreement may be extended upon the written agreement of the parties as evidenced by an amendment to this Agreement executed by all parties.

4.PAYMENT and BENEFITS. Mark will be allowed to continue his medical benefits under the Motorola Solutions Medical Benefits Plan through COBRA.

5.INDEMNITY. Motorola does not assume any liability for any act or omission of Mark. Mark agrees to indemnify, defend and hold harmless Motorola and any of their respective shareholders from any and all claims against them, of any kind or nature whatsoever, to the extent attributable to the negligent acts of Mark or any breach or violation of any of the terms, covenants, conditions or provisions of this Agreement by Mark, including, but not limited to, any and all expenses, liabilities, damages, costs and attorneys’ fees which Motorola may incur in connection with any such claims.

6.ARBITRATION. Any controversy or claim arising out of or relating to the construction or application of any of the terms, provisions or conditions of this Agreement shall, on the written request of any party hereto, served on the other parties, be submitted to binding arbitration in the city of Chicago, Illinois and such arbitration shall comply with and be governed by the provisions of the American Arbitration Association Rules then in effect. The costs of arbitration shall be borne equally by the parties. Judgment on the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The prevailing party shall also be entitled to reasonable attorneys’ fees and costs, which may be set by the arbitrator in the same action or a separate action brought for that purpose.

7.NOTICES. Any notices to be given hereunder by any party hereto may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change its address by written notice to the other party in accordance with this Paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing. A notice transmitted by facsimile or email shall have the same effect as a notice delivered in writing by registered or certified mail.

To Mark:    Kelly Mark
        The last address on file with the Company

To Motorola:     c/o Motorola Solutions, Inc.
        500 W. Monroe Street

Chicago, IL 60661
        Attn: __________________

8.NO WAIVER OF RIGHTS. All waivers hereunder must be made in writing and failure by any party hereto at any time to require any other party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver or modification of this provision.

9.ASSIGNMENT. No party shall assign or attempt to assign any of its rights or obligations hereunder without the prior written consent of the other parties.

10.AMENDMENT AND MODIFICATION. No amendment or modification of this Agreement shall be binding unless executed in writing by the parties.

11.ENTIRE AGREEMENT. This Agreement constitutes the complete and exclusive statement of this Agreement between the parties and supersedes all prior representations, understandings, and communications, oral and written, between the parties relating to the subject matter thereof.

12.LAW TO GOVERN. The validity, construction and enforceability of this Agreement shall be governed in all respects by the law of state of Illinois.

13.FORCE MAJEURE. Any party shall be excused from non-performance hereunder if the non-performance is caused by war, fire, strike, flood, or similar catastrophe beyond the party’s reasonable control and not deliberately caused by the party. This excuse shall continue so long as such cause continues, and shall terminate as soon as the cause terminates.

14.CONFIDENTIALITY. Mark recognizes that providing services as contemplated hereunder to Motorola shall involve contact with information of substantial value to Motorola which is not old and not generally known in the trade and which gives Motorola an advantage over its competitors who do not know or use it, including but not limited to techniques, designs, drawing, processes, inventions, developments, equipment, prototypes, sales and customer information and business and financial information, relating to the business, products, practices or techniques of Motorola (hereinafter referred to as (“Confidential Information”). Mark shall at all times, regard and make all reasonable efforts to preserve as confidential such Confidential Information obtained by Mark from whatever source and will not, during the period of this Agreement or thereafter, publish or disclose any part of such Confidential Information, or use the same except on behalf of Motorola, without the prior written consent of Motorola. All such information delivered to Mark or that Mark may come into contact with shall be deemed Confidential Information, whether marked so or not.

If Mark is required to disclose Confidential Information pursuant to subpoena or other court order, at which time Mark shall notify Motorola as to such disclosure and provide Motorola, at Motorola’s sole cost and expense, with the opportunity to obtain an appropriate protective order with regard to preventing the disclosure of such information.

15.WORK FOR HIRE. Upon receipt by Mark of payment in full hereunder, any and all materials or works exclusively created by Mark hereunder for Motorola are works made for hire and shall be the sole property of Motorola. Motorola will own the entire right, title and interest to all business ideas, concepts, copy, product ideas or other information developed exclusively for Motorola by Mark that do not infringe on any proprietary information owned by Mark or any third party. Motorola shall have the sole right to use, publish, or otherwise disseminate any such works. Upon termination or expiration of this Agreement, Mark agrees to deliver to Motorola any and all such works, as well as any materials of Motorola given to Mark for his use during the term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

MOTOROLA SOLUTIONS, INC.                KELLY MARK
By:    /s/ Karen Dunning_________                By: /s/ Kelly Mark_____

Title:    SVP HR

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